Daybreak Oil and Gas, Inc.
Corporate Presentation



Daybreak Profile

- Emphases on shallow crude oil opportunities primarily in the San Joaquin and Sacramento Basins in California where we have a 17 plus year operating history.
- Daybreak Acquired Reabold California in May, 2022
- 1.1 million barrels of combined company proved oil reserves as of May 31, 2022
- Experienced hands on operating team of geologists and engineers complimented with a team of accounting and compliance professionals
- Fully SEC compliant, smaller reporting company traded on the OTC Markets: Pink Current Information trading platform
- Headquartered in Spokane Valley, Washington with an Operations Office in Friendswood, Texas

Where We Operate



Contra Costa County
West Brentwood
Monterrey County
Burnett and Doud
Kern County, California
East Slopes Project
Montcalm County, Michigan
Traverse Reef Prospect
Siskiyou
Shasta
Lassen
Humboldt
Trinity
Tehama
Plumas
Glenn
Mendocino
Lake
Colusa
Sierra
Placer
Sonoma
Napa
Yolo
El Dorado
Amador
Alpine
Marin
Contra Costa
San Francisco
San Mateo
Santa Cruz
Mono
Mariposa
Madera
Fresno
Inyo
Kings
Santa Barbara
Ventura
Los Angeles
San Bernardino
Riverside
San Diego
Imperial
Ontonagon
Gogebic
Baraga
Iron
Marquette
Alger
Schoolcraft
Luce
Chippewa
Delta
Presque Isle
Antrim
Otsego
Alpena
Benzie
Oscoda
Alcona
Iosco
Lake
Osceola
Clare
Huron
Tuscola
Sanilac
Saginaw
Kent
Ionia
Clinton
Lapeer
Allegan
Barry
Eaton
Ingham
Oakland
Calhoun
Jackson
Wayne
Cass
Branch
Lenawee
Monroe
Berrien

Operations in Three Counties in California

Kern County

- Approximately 3,500 acres under lease
- Twenty producing wells in five producing areas
- Over 20 development locations to be drilled over the next three years
- Facilities in place to handle current and future production
- Currently own a 37.5% working interest

Contra Costa County

- Approximately 650 acres under lease
- Two producing wells and one shut in well awaiting a recompletion
- Salt Water Disposal System being permitted which when placed into operations will significantly reduce operating cost
- Additional development being evaluated
- Currently owns a 50% working interest

Monterrey County

- Approximately 4,100 acres under lease
- Two producing wells and four shut in wells awaiting future recompletions
- Salt Water Disposal System being permitted, which when placed into operations will significantly reduce operating cost
- Currently owns a 50% working interest

Montcalm County, Michigan

- Daybreak owns a 14 square mile 3-d seismic survey on which we have identified two Traverse Reef Prospects. This 3-D survey supported the reef structures seen on a 2-D survey.
- Prospects are shallow +/- 3,200 ft. initial production rates for wells in the area +/- **100 barrels of oil per day**.
- Low decline curves in wells in the area support quicker payout and return.
- Conventional completions. No hydraulic fracturing required.
- Potential 1 million barrels of oil reserves from both prospects
- Daybreak owns a 14 square mile 3-D seismic survey which we have identified two Traverse Reef prospects. This 3-D survey supported the reef structures seen on a 2-D survey
- Next Steps are to begin leasing and permitting. Not expected to difficult given little activity in the area

Operations Plan



Kern County Production Optimization Plan

- Upgrade pump sizes on seven wells. Expected results will see an increase in production with the same result as a new drill well.
- Drill and Complete three development wells this year. Expected results would be an increase in gross production of approximately 60 barrels per day.
- Upgrade water disposal system and storage capacity. Expected results would be to increase water handling capacity thus an increase in gross margin.
- Possible acquisition of some working interest partners. Expected results would be to increase production and future reserves with no incremental operating cost.

Improving Operating Cost in Contra Costa County


LUFKIN

West Brentwood, Contra Costa County

- Converting Shut in Well to a Saltwater Disposal Well
- Permitting in Progress.
- Current operating cost of approximately $58 per barrel which will be reduced to approximately $30 per barrel by not having to haul saltwater to a third party disposal site. Expected result will be increased margins thus increase in cash flow.
- Recompletion of the Venturini-Ginochio # 6 well. Expected results would be to increase production and shut off water flow thus increase cash flow

Increasing Production and Improving Operating Cost in Monterrey County



Burnett Lease

- Converting Shut in Well to a Saltwater Disposal Well
- Permitting in Progress.
- Current operating cost of approximately $50 per barrel which will be reduced to approximately $18 per barrel by not having to haul saltwater to a third party disposal site. Expected result will be increased margins thus increase in cash flow.
- Drill and Complete high impact development well. Expected results would be to increase production and cash flow.

Doud Lease

- Drill and Complete high impact development well. Expected results would be to increase production and cash flow.
- Work over and recomplete four shut in wells. Expected results would be to increase production and cash flow.

Combined Company Oil Reserves May 31, 2022

Daybreak Oil and Gas, Inc.	BOE	FNR Undisc	PV@10%
Daybreak Reserves			
Proved Producing	117,844	$ 3,577,154	$ 1,930,288
Proved Undeveloped	399,311	12,182,157	4,261,656
Total	517,155	$15,759,311	$ 6,191,944
Reabold Reserves			
Proved Producing	246,896	$ 11,860,060	$ 7,683,980
Proved Undevelpoped	315,680	19,820,120	9,091,770
Total	562,576	$ 31,680,180	$ 16,775,750
Combined Reserves			
Proved Producing	364,740	$ 15,437,214	$ 9,614,268
Proved Undeveloped	714,991	32,002,277	13,353,426
Total	1,079,731	$ 47,439,491	$ 22,967,694


Significant Growth Potential
2,000,000
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
30,000
25,000
20,000
15,000
10,000
5,000
-
05/22 08/22 11/22 2/23 05/23 08/23 11/23 02/24 05/24 08/24 11/24 02/25
Net Income Before G&G, DD&A and G&A
Total Sales Revenue
Total Sales Volume (Bbls)

Conclusions

- Significant projected growth potential in volume revenue, Income and proved reserves
- Experienced team in place to execute growth program
- Strong financial position
- Opportunity to develop growth beyond existing portfolio

Corporate Information

- Ticker Symbol: DBRM
- Outstanding Common Shares: 384,735,402 as of May 31, 2022
- Fiscal Year End: February 28/29
- SEC Reporting Status: SEC Fully Reporting Company
- State of Incorporation: Washington

APPENDIX

Improved Balance Sheet

DAYBREAK OIL AND GAS, INC.
Consolidated and Condensed Balance Sheets
As of November 30, 2021 and May 31, 2022

		Daybreak As of November 30, 2021		Daybreak As of May 31, 2022
ASSETS				
CURRENT ASSETS:				
Cash and cash equivalents	$	17,392	$	1,159,469
Accounts receivable and other curent assets		285,520		221,102
Total current assets		302,912		1,380,571
LONG-TERM ASSETS:				
Oil and Gas properties		579,384		5,221,341
Other long-term assets		23,809		22,233
Goodwill		-		2,168,600
Total long-term assets		603,193		7,412,174
Total assets	$	906,105	$	8,792,745
LIABILITIES AND STOCKHOLDERS' EQUITY				
CURRENT LIABILITIES:				
Accounts payable and other accrued liabilities	$	3,000,605	$	2,384,815
Notes payable		778,801		628,374
Line of credit		816,583		-
Total current liabilities		4,595,989		3,013,189
LONG TERM LIABILITIES:				
Notes payable - long-term		1,634,078		746,759
Asset retirement obligation		36,700		54,299
Total long-term liabilities		1,670,778		801,058
Total liabilities		6,266,767		3,814,247
STOCKHOLDERS' EQUITY (DEFICIT):				
Series A Convertible Preferred stock 709,568 and -0- shares issued and outstanding, respectively		710		-
Common stock 60,491,122 and 384,735,402 shares issued and outstanding, respectively		60,491		384,735
Additional paid-in capital		24,254,978		35,297,706
Accumulated deficit		(29,676,841)		(30,703,943)
Total stockholders' deficit		(5,360,662)		4,978,498
Total liabilities and stockholders' deficit	$	906,105	$	8,792,745

Projected Earnings and Cash Flow

Daybreak Oil and Gas, Inc.
Combined East Slopes and Reabold
Statements of Operations - Unaudited
For the Fiscal Years Ended February 28, 2025

	Year Ended February 28, 2023	Year Ended February 29, 2024	Year Ended February 28, 2025	Three Fiscal Year Total
NET SALES VOLUME:				
Crude oil sales - East Slopes	13,633	29,434	36,167	79,234
Crude oil sales - Reabold	16,417	42,718	56,179	115,314
Natural gas sales (Mcf)	3,057	4,944	4,944	12,945
Natural gas sales (Bbl)	510	824	824	2,158
Total Sales Volume (Bbls)	30,559	72,976	93,170	196,705
NET SALES REVENUE:				
Crude oil sales - East Slopes	$ 1,270,397	$ 2,411,563	$ 2,746,532	$ 6,428,492
Crude oil sales - Reabold	$ 1,502,611	$ 3,290,529	$ 4,149,983	$ 8,943,123
Natural gas sales - Reabold	$ 21,243	$ 22,879	$ 20,343	$ 64,465
Total Sales Revenue	$ 2,794,252	$ 5,724,970	$ 6,916,858	$ 15,436,080
OPERATING EXPENSES:				
Production - East Slopes	$ 251,858	$ 309,144	$ 379,622	$ 940,624
Production - Reabold	$ 1,252,291	$ 589,670	$ 656,710	$ 2,498,670
Total Production Expenses	$ 1,504,149	$ 898,814	$ 1,036,332	$ 3,439,295
Net Income Before G&G, DD&A and G&A	$ 1,290,102	$ 4,826,156	$ 5,880,526	$ 11,996,785
Exploration and drilling (G&G)	$ 270,589	$ 28,350	$ 15,600	$ 314,539
Depreciation, depletion, amortization	$ 217,207	$ 524,939	$ 673,030	$ 1,415,175
General and administrative	$ 1,358,464	$ 1,122,000	$ 1,128,000	$ 3,608,464
Total operating expenses	$ 3,350,410	$ 2,574,102	$ 2,852,961	$ 8,777,473
OPERATING INCOME (LOSS) FROM OPERATIONS	$ (556,158)	$ 3,150,868	$ 4,063,897	$ 6,658,607
CAPEX REQUIREMENTS:				
East Slopes	$ 585,000	$ 750,000	$ 1,020,000	$ 2,355,000
Reabold	$ 1,700,000	$ 750,000	$ -	$ 2,450,000
Total CapEx	$ 2,285,000	$ 1,500,000	$ 1,020,000	$ 4,805,000
Net Annual Cash Flow	$ (338,951)	$ 3,675,806	$ 4,736,926	$
Cumulative Cash Flow	$ (338,951)	$ 3,336,856	$ 8,073,782	$ 8,073,782

Management

James Westmoreland
President and Chief Executive Officer

Bennett Anderson
Chief Operating Officer

Karol Adams
Chief Compliance Officer
and Corporate Secretary

Bobby Greer
Director of Field Operations

Corporate Essentials

OTC Markets: PINK Current Information

Ticker Symbol: DBRM
SEC Reporting Status: SEC Fully Reporting Company
State of Incorporation: Washington
Fiscal Year End: February 28/29
Outstanding Common Shares: 384,735,402 as of May 31, 2022

Transfer Agent:

Sedonda Equity Registrar & Transfer, Incorporated
Website: https://www.sedonaequity.com
E-mail: salli.marinov@sedonaequity.com
Telephone: 602-620-1554
Mail: 143 W. Helena Drive
Phoenix, AZ 85023

Independent Registered Public Accountants:

MaloneBailey, LLP
9801 Westheimer Rd
Suite 1100
Houston, TX 77042
Phone: (713) 226-0530

Contact Information

Corporate Relations:

James Westmoreland
President and Chief Executive Officer
1414 S. Friendswood Drive, Suite 215
Friendswood, Texas 77546
Phone: (281) 996-4176
jimw@daybreakoilandgas.com

Investor Relations:

Ed Capko
Phone: (815) 942-2581
edc@daybreakoilandgas.com

DBRM Corporate Office:

1101 N. Argonne Rd.
Suite A 211
Spokane Valley, WA 99212
Phone:(509) 232-7674
info@daybreakoilandgas.com

Corporate Website:

www.daybreakoilandgas.com

Forward – Looking Statements

Information set forth in this presentation (and all oral statements made regarding the subjects of this presentation) contain "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect our expectations regarding future events. These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact. Such forward-looking statements include, but are not limited to, statements about our expectations regarding our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of oil and natural gas properties.

We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for oil and natural gas; fluctuations in the levels of our oil and natural gas exploration and development activities; our ability to find, acquire and develop oil and gas properties; risks associated with oil and natural gas exploration and development activities; competition for raw materials and customers in the oil and natural gas industry; technological changes and developments in the oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission ("SEC") and are available at the SEC's web site http://www.sec.gov. Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.